Exhibit 1.01

                                5,250,000 Shares
                                SCANA CORPORATION
                                  Common Stock

                             UNDERWRITING AGREEMENT

                                                           October __, 2002




Banc of America Securities LLC
UBS Warburg LLC
  as Representatives for the Several
  Underwriters Named in Schedule I

c/o Banc of America Securities LLC
600 Montgomery Street - Equity Capital Markets
San Francisco, California  94111

c/o UBS Warburg LLC
299 Park Avenue
New York, New York 10171-0026

Ladies and Gentlemen:

         SCANA Corporation, a South Carolina corporation (the "Company"), proposes to sell an aggregate of 5,250,000 shares (the "Firm Shares") of the Company's Common Stock, no par value per share (the "Common Stock"), to you and to the other underwriters named in Schedule I hereto (collectively, the "Underwriters"), for which you are acting as representatives (collectively, the "Representatives"). The Company has also agreed to grant to you and the other Underwriters an option (the "Option") to purchase up to an additional 750,000 shares of Common Stock (the "Option Shares") on the terms and for the purposes set forth in Section 1(b). The Firm Shares and the Option Shares are hereinafter collectively referred to as the "Shares." The term "Representatives" as used herein shall be deemed to mean the firms and/or corporations addressed hereby. If there is only one firm or corporation to which this Agreement (the "Agreement") is addressed, such term shall be deemed to mean such firm or corporation. If there are any Underwriters in addition to yourselves, you represent that you have been authorized by each of the Underwriters to enter into this Agreement on their behalf and to act for them in the manner herein provided in all matters relating to carrying out the provisions of this Agreement. If there are no Underwriters other than yourselves, the term "Underwriters" shall be deemed to mean the Representatives. All obligations of the Underwriters hereunder are several and not joint.

         The initial public offering price per share for the Shares and the purchase price per share for the Shares to be paid by the several Underwriters shall be agreed upon by the Company and the Representatives, acting on behalf of the several Underwriters, and such agreement shall be set forth in a separate written instrument substantially in the form of Exhibit A hereto (the "Price Determination Agreement"). The Price Determination Agreement may take the form of an exchange of any standard form of written telecommunication among the Company and the Representatives and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Shares will be governed by this Agreement, as supplemented by the Price Determination Agreement. From and after the date of the execution and delivery of the Price Determination Agreement, this Agreement shall be deemed to incorporate, and, unless the context otherwise indicates, all references contained herein to "this Agreement" and to the phrase "herein" shall be deemed to include, the Price Determination Agreement.

         The Company confirms as follows its agreements with the Representatives and the several other Underwriters.

                  1.  Agreement to Sell and Purchase.
                      ------------------------------

     (a) On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Company agrees to sell to each Underwriter named below, and each Underwriter, severally and not jointly, agrees to purchase from the Company at the purchase price per share for the Firm Shares to be agreed upon by the Representatives and the Company in accordance with Section 1(c) or 1(d) and set forth in the Price Determination Agreement, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I, plus such additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to Section 8 hereof. If the Company elects to rely on Rule 430A of the Rules and Regulations (as defined herein), Schedule I may be attached to the Price Determination Agreement.

     (b) Subject to all the terms and conditions of this Agreement, the Company grants the Option to the several Underwriters to purchase, severally and not jointly, up to 750,000 Option Shares from the Company at the same price per share as the Underwriters shall pay for the Firm Shares. The Option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the 45th day after the date of this Agreement (or, if the Company has elected to rely on Rule 430A of the Rules and Regulations, on or before the 45th day after the date of the Price Determination Agreement), upon written or telegraphic notice (the "Option Shares Notice") by the Representatives to the Company no later than 12:00 noon, New York City time, at least two and no more than five business days before the date specified for closing in the Option Shares Notice (the "Option Closing Date") setting forth the aggregate number of Option Shares to be purchased and the time and date for such purchase. On the Option Closing Date, the Company will issue and sell to the Underwriters the number of Option Shares set forth in the Option Shares Notice, and each Underwriter will purchase such percentage of the Option Shares as is equal to the percentage of Firm Shares that such Underwriter is purchasing, as adjusted by the Representatives in such manner as it deems advisable to avoid fractional shares.

     (c) If the Company has elected not to rely on Rule 430A of the Rules and Regulations, the initial public offering price per share for the Firm Shares and the purchase price per share for the Firm Shares to be paid by the several Underwriters shall be agreed upon and set forth in the Price Determination Agreement, which shall be dated the date hereof, and an amendment to the Registration Statement (as hereinafter defined) containing such per share price information shall be filed before the Registration Statement becomes effective.

     (d) If the Company has elected to rely on Rule 430A of the Rules and Regulations, the initial public offering price per share for the Firm Shares and the purchase price per share for the Firm Shares to be paid by the several Underwriters shall be agreed upon and set forth in the Price Determination Agreement.

     2. Delivery and Payment. Delivery of the Firm Shares shall be made to the Representatives for the accounts of the Underwriters against payment of the purchase price by wire transfer in federal or other immediately available funds to an account designated in writing by the Company to the Representatives. Such payments shall be made at 10:00 a.m., New York City time, on or before the fifth business day following the date of this Agreement or, if the Company has elected to rely on Rule 430A of the Rules and Regulations, on or before the fifth business day after the date on which the first bona fide offering of the Shares to the public is made by the Underwriters or at such time on such other date, as may be agreed upon by the Company and the Representatives (such date is hereinafter referred to as the "Closing Date").

     To the extent the Option is exercised, delivery of the Option Shares against payment by the Underwriters (in the manner specified above) will take place at the offices specified above for the Closing Date on the Option Closing Date.

     Certificates evidencing the Shares shall be in definitive form and shall be registered in such names and in such denominations as the Representatives shall request at least two business days prior to the Closing Date or the Option Closing Date, as the case may be, by written notice to the Company. For the purpose of expediting the checking and packaging of certificates for the Shares, the Company agrees to make such certificates available for inspection at least 24 hours prior to the Closing Date or the Option Closing Date, as the case may be.

     The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Firm Shares and Option Shares by the Company to the respective Underwriters shall be borne by the Company. The Company will pay and save each Underwriter and any subsequent holder of the Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying Federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such Underwriter of the Firm Shares and Option Shares.

3. Representations and Warranties of the Company.
---------------------------------------------

                      The Company represents, warrants and covenants to each Underwriter that:

                      (a) The Company meets the requirements for use of Form S-3 and a registration statement (Registration No.
333-97563) on Form S-3 relating to the Shares, including a preliminary prospectus and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (collectively referred to as the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. The term "preliminary prospectus" as used herein means a preliminary prospectus as contemplated by Rules 430 or 430A of the Rules and Regulations included at any time as part of the registration statement. Copies of such registration statement and amendments and of each related preliminary prospectus have been delivered to the Representatives. If such registration statement has not become effective, a further amendment to such registration statement, including a form of final prospectus, necessary to permit such registration statement to become effective will be filed promptly by the Company with the Commission. If such registration statement has become effective, a final prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A of the Rules and Regulations will be filed by the Company with the Commission in accordance with Rule 424(b) of the Rules and Regulations promptly after execution and delivery of the Price Determination Agreement. The term "Registration Statement" means the registration statement as amended at the time it becomes or became effective (the "Effective Date") and as it may be amended as of the date of this Agreement, including financial statements and all exhibits and any information deemed to be included by Rule 430A of the Rules and Regulations. The term "Prospectus" means the prospectus as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no such filing is required, the form of final prospectus included in the Registration Statement at the Effective Date. Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the Effective Date or the date of such preliminary prospectus or the Prospectus, as the case may be. Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date, or the date of any preliminary prospectus or the Prospectus, as the case may be, and deemed to be incorporated therein by reference.

     (b) The Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of any preliminary prospectus, or instituting proceedings for that purpose. On the Effective Date, the date the Prospectus is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations (if required), at all times subsequent to and including the Closing Date and, if later, the Option Closing Date and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), including the financial statements included or incorporated by reference in the Prospectus, did or will comply with all applicable provisions of the Act, the Exchange Act, the rules and regulations thereunder (the "Exchange Act Rules and Regulations") and the Rules and Regulations and will contain all statements required to be stated therein in accordance with the Act, the Exchange Act, the Exchange Act Rules and Regulations and the Rules and Regulations. On the Effective Date and when any post-effective amendment to the Registration Statement becomes effective, no part of the Registration Statement or any such amendment did or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. At the Effective Date, the date the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission and at the Closing Date and, if later, the Option Closing Date, the Prospectus did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this
Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives specifically for inclusion in the Registration Statement or the Prospectus or any amendment or supplement thereto. For all purposes of this Agreement, the amounts of the selling concession and reallowance set forth under the caption "Underwriting" set forth in the Prospectus and any information required under the Rules and Regulations or the Exchange Act Rules and Regulations with respect to the date of commencement of stabilizing activities or any passive market making constitute the only information relating to any Underwriter furnished in writing to the Company by the Representatives specifically for inclusion in the Registration Statement, the preliminary prospectus or the Prospectus. The Company has not distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the preliminary prospectus, the Prospectus or any other materials, if any, permitted by the Act.

     (c) The documents which are incorporated by reference in the preliminary prospectus and the Prospectus or from which information is so incorporated by reference, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Act or the Exchange Act, as applicable, the Exchange Act Rules and Regulations and the Rules and Regulations; and any documents so filed and incorporated by reference subsequent to the Effective Date shall, when they are filed with the Commission, conform in all material respects with the requirements of the Act and the Exchange Act, as applicable, the Exchange Act Rules and Regulations and the Rules and Regulations.

     (d) The Company and each of its subsidiaries is, and at the Closing Date, and if later, the Option Closing Date, will be, a corporation or a limited liability company, as applicable, duly organized, validly existing and has filed all reports, paid all fees, taxes and penalties with or due to the Secretary of the State of South Carolina or, if not organized under South Carolina law, in the comparable office of its jurisdiction of incorporation and is not subject to being dissolved by administrative action pursuant to the laws or regulations of its jurisdiction of incorporation and has not filed any articles of dissolution to effect the same. The Company and each of its subsidiaries has, and at the Closing Date, and if later, the Option Closing Date, will have, full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. The Company and each of its subsidiaries is, and at the Closing Date, and if later, the Option Closing Date, will be, duly licensed or qualified to do business and in good standing as a foreign corporation or a limited liability company, as applicable, in each jurisdiction which requires licensing or qualification. The Company, either directly or indirectly, is the sole record and beneficial owner of all of the equity interests of each of its subsidiaries, (i) except as disclosed in the Registration Statement or the Prospectus, and (ii) except that (a) the outstanding preferred stock of South Carolina Electric & Gas Company is owned by third parties and (b) 30% of the membership interests of SCANA Energy Trading, LLC are owned by third parties. For purposes of this Agreement, a "subsidiary" is any corporation or other entity of which at the time of determination the Company and/or one or more subsidiaries owns or controls directly 50% or more of the shares of stock or other voting interests of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers, for trustees or other governing body of such corporation.

     (e) As of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth under the heading entitled "Actual" in the section of the Registration Statement and the Prospectus entitled "Capitalization" and, as of the Closing Date and the Option Closing Date, as the case may be, the Company shall have an authorized and outstanding capitalization as set forth under the heading entitled "As Adjusted" in the section of the Registration Statement and the Prospectus entitled "Capitalization". The outstanding shares of Common Stock have been, and the Shares to be issued and sold by the Company upon such issuance will be, duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar right. The capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and Prospectus and the certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders. Except for shares issuable under the Company's Investor Plus Plan and Stock Purchase-Savings Plan or in connection with any other employee or director compensation arrangement established as of the date hereof, at the Closing Date, and if later, the Option Closing Date, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock or other equity interests of the Company pursuant to any contract or arrangement to which the Company is a party, and (iii) no person has the right to act as an underwriter, or as a financial advisor to the Company, in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i),
(ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise, except for such rights as have been complied with or waived.

     (f) The financial statements and the related schedules and notes thereto included or incorporated by reference in the Registration Statement or the Prospectus present fairly the financial condition of the Company as of the respective dates thereof and the results of operations, changes in financial position and cash flows of the Company for the respective periods covered thereby, all having been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Registration Statement or the Prospectus. Any pro forma financial statements or data included or incorporated by reference in the Registration Statement or the Prospectus complies as to form in all material respects with the applicable accounting requirements of Regulation S-X of the Act, and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements. The other financial and statistical data set forth in the Registration Statement and the Prospectus are accurately presented and prepared on a basis consistent with the financial statements and books and records of the Company; and there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required. No other financial statements or schedules of the Company are required by the Act, the Exchange Act or the Rules and Regulations to be included in the Registration Statement or the Prospectus. Deloitte & Touche LLP (the "Accountants"), who have audited such year-end financial statements and schedules and have issued their report thereon, are independent accountants with respect to the Company as required by the Act and the Rules and Regulations. The statements included in the Registration Statement with respect to the Accountants pursuant to Rule 509 of Regulation S-K of the Rules and Regulations are true and correct in all material respects.

     (g) The Company maintains an adequate internal control structure, procedures for financial reporting and a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded assets are compared with existing assets and fair values at reasonable intervals and appropriate action is taken with respect to any differences.

     (h) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and through the Closing Date, and if later, the Option Closing Date, except as set forth in or contemplated by the Registration Statement and the Prospectus, (i) there has not been and will not have been any change in the number of shares of capital stock of the Company issued and outstanding, except for shares of Common Stock issued pursuant to the Company's Investor Plus Plan and the Company's Stock Purchase-Savings Plan or in connection with any other employee or director compensation arrangement established as of the date hereof and consistent with the Company's past practices, (ii) there has been no and there will have been no change which is reasonably expected to have a materially adverse effect on the business, properties, financial condition, results of operation or prospects of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"),
(iii) neither the Company nor any of its subsidiaries has incurred nor will it incur any liabilities or obligations, direct or contingent, nor has it entered into nor will it enter into any transactions other than pursuant to this Agreement and the transactions referred to herein, other than liabilities, obligations, and transactions in the ordinary course of business which will not have a Material Adverse Effect, and (iv) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock, except for regular quarterly dividends on the Common Stock of the Company in an amount not exceeding $.325 per share per quarter.

     (i) The Company is a "public utility holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, and is registered as such under such Act; and the Company is not, and after giving effect to the offer and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be subject to registration under the Investment Company Act of 1940, as amended.

     (j) Except as set forth in the Registration Statement and the Prospectus, there are no actions, suits or proceedings pending or threatened against or affecting the Company or any of its subsidiaries or any of their respective officers in their capacity as such, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would be reasonably expected to have a Material Adverse Effect. All tax returns required to be filed by the Company and each of its subsidiaries have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

     (k) The Company and each of its subsidiaries have, and at the Closing Date, and if later, the Option Closing Date, will have, (i) all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Prospectus, (ii) complied in all material respects with all laws, regulations and orders applicable to it or its business, including the Sarbanes-Oxley Act of 2002, and
(iii) performed in all material respects the obligations required to be performed by it, and is not, and at the Closing Date, and if later, the Option Closing Date, will not be, in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a "contract or other agreement") to which it is a party or by which its property is bound or affected, except for such defaults as are not reasonably expected to have a Material Adverse Effect. To the best knowledge of the Company and each of its subsidiaries, no other party under any material contract or other agreement to which it is a party is in default in any respect thereunder except for defaults by Knology Broadband, Inc. ("KBI") or its affiliates resulting from the bankruptcy filing by KBI. Neither the Company nor any of its subsidiaries is, nor at the Closing Date, and if later, the Option Closing Date, will any of them be, in violation of any provision of its articles of incorporation or bylaws. The Company has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement or any document incorporated by reference therein, and no such termination or non-renewal has been threatened by the Company or, to the knowledge of the Company after due inquiry, any other party to any such contract or agreement.

     (l) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by the Company of the transactions on its part herein contemplated in connection with the issuance of the Shares, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the bylaws and rules of the National
Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution by the Underwriters of the Shares.

     (m) The Company has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the Underwriters, constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with the terms hereof. The execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would result in any breach of, or constitute a default under), any provisions of the charter or by-laws of the Company or any of its subsidiaries, or under any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of its subsidiaries.

     (n) The Company and each of its subsidiaries has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material to the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company or its subsidiaries considered as one enterprise. The Company and each of its subsidiaries has valid, subsisting and enforceable leases for the properties described in the Prospectus as leased by it, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such properties by the Company and its subsidiaries.

     (o) All legal or governmental proceedings, affiliate transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required. All such contracts to which the Company or any of its subsidiaries is a party have been duly authorized, executed and delivered by the Company or such of its subsidiaries, constitute valid and binding agreements of the Company or such of its subsidiaries and are enforceable against the Company or such of its subsidiaries in accordance with the terms thereof.

     (p) No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Representatives was or will be, when made, inaccurate, untrue or incorrect. Any certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

     (q) Neither the Company nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

     (r) No holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement.

     (s) Prior to the Closing Date, the Shares will be duly authorized for listing by the New York Stock Exchange upon official notice of issuance.

     (t) Except for matters which would not have a Material Adverse Effect individually or in the aggregate to the Company and its subsidiaries taken as a whole, (i) neither the Company nor any of its subsidiaries is engaged in any unfair labor practice, (ii) there is (A) no unfair labor practice complaint pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of its subsidiaries, and (iii) to the knowledge of the respective managements of the Company or any of its subsidiaries, (A) no union organizing activities are currently taking place concerning the employees of the Company of any of its subsidiaries and (B) there has been no violation of any federal, state or local law relating to discrimination in the hiring, promotion or pay of employees, of any applicable wage or hour laws, nor any provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") or the rules and regulations promulgated thereunder concerning the employees of the Company or any of its subsidiaries.

     (u) The Company and its subsidiaries own, or are licensed or otherwise have the full exclusive right to use, all material trademarks and trade names which are used in or necessary for the conduct of their respective businesses as described in the Prospectus. No claims have been asserted by any person to the use of any such trademarks or trade names or challenging or questioning the validity or effectiveness of any such trademark or trade name. The use, in connection with the business and operations of the Company and its subsidiaries, of such trademarks and trade names does not, to the Company's knowledge, infringe on the rights of any person.

     (v) Neither the Company nor any of its subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares. Neither the Company, nor any of its subsidiaries, nor to the Company's knowledge after due inquiry, any employee or agent of the Company or its subsidiaries, has made any payment of funds of the Company or the subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or Prospectus.

     (w) The Company has duly registered with the Commission as a transfer agent, within the meaning of the Exchange Act, with respect to the Common Stock, and is in compliance with the Exchange Act Rules and Regulations with respect to its activities as transfer agent.

     (x) (i) Except as would not result or reasonably be expected to result in a Material Adverse Effect or as disclosed in the Registration Statement or Prospectus, each of the Company and its subsidiaries is in compliance with and has no liability under any and all applicable laws, statutes, ordinances, regulations, rules, decrees, orders, judgments, consent orders, consent decrees or other binding requirements and the common law relating to the protection of public health or the environment, the release or threatened release of hazardous material (including, without limitation, any material, substance, waste, constituent, compound, pollutant or contaminant, including, without limitation, petroleum (including, without limitation, crude oil or any fraction thereof or any petroleum product), subject to regulation or which can give rise to liability under the Environmental Laws (as hereinafter defined), natural resources damages, or occupational safety and health (collectively, "Environmental Laws"); (ii) each of the Company and its subsidiaries is in compliance with all terms and conditions of any required permits, licenses and authorizations, and is also in compliance with all other applicable limitations, restrictions, conditions, standards, prohibitions, requirements and obligations, contained in the Environmental Laws; and (iii) there are no past or present events, conditions, activities, practices, actions, or plans relating to the business operations or properties of the Company or any of its subsidiaries that could be reasonably expected to interfere with or prevent compliance or continued compliance with the Environmental Laws, or which could be reasonably expected to give rise to any liability based on or related to the Environmental Laws. In the ordinary course of its respective businesses, the Company and each of its subsidiaries conducts a periodic review of the effect of the Environmental Laws on its respective businesses, operations and properties, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties.

     (y) The Company has obtained for the benefit of the Underwriters the agreement (a "Lock-Up Agreement"), of each of its directors and the Company's CEO, its CFO, its General Counsel, its Senior Vice President of Human Resources, its Senior Vice President of Nuclear Operations, the President of South Carolina Electric & Gas Company and the President of South Carolina Pipeline Company. The Company will not release or purport to release any person from any Lock-Up Agreement without the prior written consent of the Representatives.

     (z) The Company and each of its subsidiaries maintains insurance covering its properties, operations, personnel and businesses as the Company deems adequate. Such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and its subsidiaries and their businesses. All such insurance is outstanding and fully in force on the date hereof and will be outstanding and duly in force at the time of purchase and additional time of purchase, as the case may be. Neither the Company nor any of its subsidiaries has sustained since the date of the last financial statements included in the Prospectus any material loss or interference with their respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.

     (aa) Any statistical and market-related data included in the Prospectus are based or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

     (bb) The Company has not offered, or caused the Underwriters to offer, Shares to any person with the specific intent to influence unlawfully, (i) a customer or supplier of the Company or any of its subsidiaries to alter the customer's or supplier's level or type of business with the Company or any of its subsidiaries, or (ii) a trade journalist or publication to write or publish favorable information about the Company or any of the subsidiaries or any of their respective products or services.

                  4.  Agreements of the Company.
                      -------------------------

                      The Company covenants and agrees with each Underwriter as follows:

     (a) The Company will not, either prior to the Effective Date or thereafter during such period as a prospectus is required by law to be delivered in connection with sales of the Shares by an Underwriter or dealer, file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Representatives within a reasonable period of time prior to the filing thereof and the Representatives shall not have objected thereto in good faith. Within the time during which a prospectus relating to the Shares is required to be delivered under the Act, the Company will use its commercially reasonable best efforts to comply with all requirements imposed upon it by the Act, as now and hereafter amended, and by the rules and regulations of the Commission thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof and the Prospectus.

     (b) The Company will use its commercially reasonable best efforts to cause the Registration Statement to become effective, and will notify the Representatives promptly, and will confirm such advice in writing, (1) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (2) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (3) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (4) of the happening of any event during the period mentioned in the second sentence of Section 4(e) that makes any statement made in the Registration Statement or the Prospectus untrue in any material respect or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading and (5) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any preliminary prospectus or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement or shall have instituted a proceeding for that purpose, the Company will use its commercially reasonable best efforts to prevent the issuance of any stop order or obtain the withdrawal of such order at the earliest possible moment. If the Company has omitted any information from the Registration Statement pursuant to Rule 430A of the Rules and Regulations, the Company will use its commercially reasonable best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and to notify the Representatives promptly of all such filings.

     (c) The Company will furnish to the Representatives, without charge, signed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto (including any document filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), and will furnish to the Representatives, without charge, for transmittal to each of the other
Underwriters, copies of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules but without exhibits, in each case in such quantities as the Underwriters may reasonably request.

     (d) The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

     (e) On the Effective Date, and thereafter from time to time, the Company will deliver to each of the Underwriters, without charge, as many copies of the Prospectus or any amendment or supplement thereto as the Representatives may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the several Underwriters and by all dealers to which the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If at any time when a prospectus relating to the Shares is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event shall occur which in the judgment of the Company or counsel to the Underwriters should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission, at the Company's own expense, an appropriate supplement or amendment thereto, and will deliver to each of the Underwriters, without charge, such number of copies thereof as the Representatives may reasonably request. Neither the Representatives' consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 hereof. The Company shall not file any document under the Exchange Act before the termination of the offering of the Shares by the Underwriters if such document would be deemed to be incorporated by reference into the Prospectus which is not approved by the Representatives after reasonable notice thereof. In case any Underwriter is required to deliver a prospectus within the nine-month period referred to in Section 10(a) (3) of the Act in connection with the sale of the Shares, the Company will prepare promptly upon request such amendment or amendments to the Registration Statement and such prospectuses as may be necessary to permit compliance with the requirements of Section 10(a) (3) of the Act.

     (f) Prior to any public offering of the Shares by the Underwriters, the Company will cooperate with the Representatives and counsel to the Underwriters in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

     (g) During the period of five years commencing on the Effective Date, the Company will furnish to the Representatives and each other Underwriter who may so request copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to the Representatives and each other Underwriter who may so request a copy of each annual or other report it shall be required to file with the Commission.

     (h) The Company will make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the Effective Date falls, an earning statement (which need not be audited but shall be in reasonable detail) for a period of 12 months ended commencing after the Effective Date, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

     (i) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay, or reimburse if paid by the Representatives, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to (1) the preparation, printing and filing of the Registration Statement and exhibits to it, each preliminary prospectus, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus, (2) the preparation and delivery of certificates representing the Shares, (3) furnishing (including costs of shipping and mailing) such copies of the Registration Statement, the Prospectus and any preliminary prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold, (4) the listing of the Shares on the New York Stock Exchange, (5) any filings required to be made by the Underwriters with the NASD, and the fees, disbursements and other charges of counsel for the Underwriters in connection therewith, (6) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(f), including the fees, disbursements and other charges of counsel to the Underwriters in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (7) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offer and sale of the Shares to prospective investors and the Representatives' sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by or approved by the Company in connection with the road show representations, travel, lodging and other expenses incurred by the officers of the Company or any such consultants, and the cost of any aircraft chartered or approved by the Company in connection with the road show,
(8) counsel to the Company and (9) the transfer agent for the Shares.

     (j) If this Agreement shall be terminated by the Company pursuant to any of the provisions hereof (otherwise than pursuant to Section 8) or if for any reason the Company shall be unable to perform its obligations hereunder, the Company will reimburse the several Underwriters for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the Underwriters) reasonably incurred by them in connection herewith.

     (k) The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

     (l) The Company will apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under "Use of Proceeds."

     (m) The Company will not for a period of 90 days after the commencement of the public offering of the Shares, offer, sell, contract to sell, pledge or otherwise dispose of any shares of Common Stock or rights to acquire such shares (other than pursuant to the Company's Investor Plus Plan, the Company's Stock Purchase-Savings Plan or in connection with other employee or director incentive compensation arrangements) or file with the Commission a registration statement under the Act relating to, any additional shares of its common stock or securities convertible into or exchangeable or exercisable for any shares of its common stock, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing (other than pursuant to the Company's Investor Plus Plan, the Company's Stock Purchase Savings Plan or in connection with other employee or director incentive compensation arrangements in place as of the date hereof) without the prior written consent of the Representatives.

                  5.  Conditions of the Obligations of the Underwriters.
                      -------------------------------------------------

     In addition to the execution and delivery of the Price Determination Agreement, the obligations of each Underwriter hereunder are subject to the following conditions:

     (a) Notification that the Registration Statement has become effective shall be received by the Representatives not later than 5:00 p.m., New York City time, on the date of this Agreement or at such later date and time as shall be consented to in writing by the Representatives and all filings required by Rules 424 and 430A of the Rules and Regulations shall have been made.

     (b) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities, (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Representatives and the Representatives did not object thereto in good faith, and (v) the Representatives shall have received certificates, dated the Closing Date, and the Option Closing Date, and signed by the Chief Executive Officer or the Chairman of the Board of Directors of the Company and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses(i),
(ii) and (iii).

     (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company or any of its subsidiaries or any of their respective officers or directors in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would be reasonably expected to have a Material Adverse Effect.

     (d) Each of the representations and warranties of the Company contained herein shall be true and correct at the Closing Date and, with respect to the Option Shares, at the Option Closing Date, as if made at the Closing Date and, with respect to the Option Shares, at the Option Closing Date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date and, with respect to the Option Shares, at or prior to the Option Closing Date, shall have been duly performed, fulfilled or complied with.

     (e) The Representatives shall have received opinions, dated the Closing Date and, with respect to the Option Shares, the Option Closing Date, and satisfactory in form and substance to counsel for the Underwriters, from the General Counsel or Deputy General Counsel of the Company, and McNair Law Firm, P.A., counsel to the Company, in substantially the respective forms set forth in Exhibit B and Exhibit C.

     (f) The Representatives shall have received opinions, dated the Closing Date and, with respect to the Option Shares, the Option Closing Date, from Troutman Sanders LLP, counsel to the Underwriters, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be substantially in the form set forth in Exhibit D.

     (g) Concurrently with the execution and delivery of this Agreement, or, if the Company elects to rely on Rule 430A of the Rules and Regulations, on the date of the Prospectus, the Accountants shall have furnished to the Representatives a letter, dated the date of its delivery, addressed to the Representatives and in form and substance satisfactory to the Representatives,
(1) confirming that they are independent accountants with respect to the Company as required by the Act and the Rules and Regulations and (2) with respect to the accounting, financial or statistical information (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) contained in the Registration Statement or incorporated by reference therein, and containing statements and information of the type ordinarily included in accountants' SAS 72 "comfort letters" to underwriters, with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus, including the pro forma financial information. At the Closing Date and, as to the Option Shares, the Option Closing Date, the Accountants shall have furnished to the Representatives a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from the Accountants, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than five days prior to the Closing Date and the Option Closing Date which would require any change in their letter dated the date hereof, or, if the Company elects to rely on Rule 430A of the Rules and Regulations, dated the date of the Prospectus, if it were required to be dated and delivered at the Closing Date and the Option Closing Date.

     (h) Concurrently with the execution and delivery of this Agreement or, if the Company elects to rely on Rule 430A of the Rules and Regulations, on the date of the Prospectus, and at the Closing Date and, as to the Option Shares, the Option Closing Date, there shall be furnished to the Representatives an accurate certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Representatives, to the effect that:

     (1) Each signer of such certificate has carefully examined the Registration Statement and the Prospectus (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) and (A) as of the date of such certificate, such documents are true and correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not untrue or misleading and (B) in the case of the certificate delivered at the Closing Date and the Option Closing Date, since the Effective Date no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect and there has been no document required to be filed under the Exchange Act and the Exchange Act Rules and Regulations that upon such filing would be deemed to be incorporated by reference into the Prospectus that has not been so filed.

     (2) Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects.

     (3) Each of the covenants required herein to be performed by the Company on or prior to the delivery of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the date of such certificate has been duly, timely and fully complied with.

     (i) Subject to the limitations on required action of the Company set forth in Section 4(f), the Shares shall be qualified for sale in such states as the Representatives may reasonably request, each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date and the Option Closing Date.

     (j) Prior to the Closing Date, the Shares shall have been duly authorized for listing by the New York Stock Exchange upon official notice of issuance.

     (k) The Company shall have furnished to the Representatives such certificates, in addition to those specifically mentioned herein, as the Representatives may have reasonably requested as to the accuracy and completeness at the Closing Date and the Option Closing Date of any statement in the Registration Statement or the Prospectus or any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, as to the accuracy at the Closing Date and the Option Closing Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Representatives.

                  6.  Indemnification and Contribution.
                      --------------------------------

     (a) The Company will indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration
Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or in any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, or the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, provided that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by an Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives on behalf of any Underwriter expressly for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus, and provided further that the Company will not be liable to any Underwriter, the directors, officers, employees or agents of such Underwriter or any person controlling such Underwriter with respect to any loss, claim, liability, expense, charge or damage arising out of or based on any untrue statement or alleged untrue statement or omission or alleged omission to state a material fact in any preliminary prospectus which is corrected in the Prospectus if the person asserting any such loss, claim, liability, charge or damage purchased Shares from such Underwriter but was not sent or given a copy of the Prospectus at or prior to the written confirmation of the sale of such Shares to such Person. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

     (b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director, officer, employee or agent of the Company to the same extent as the foregoing indemnity from the Company to each Underwriter, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives on behalf of such Underwriter expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus or any amendment to the Registration Statement or the Prospectus (as such information is set forth in Section 3(b)). This indemnity will be in addition to any liability that each Underwriter might otherwise have.

                      (c) Any party that proposes to assert the right to be indemnified under this Section 6 will, promptly after receipt of notice of any threatened claim or the commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of such threatened claim or the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in actual prejudice to the indemnifying party caused by such omission. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party,
(3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

     (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Underwriters, the Company and the Underwriters will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and any one or more of the Underwriters may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Representatives on behalf of the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purpose of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 6(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts received by it, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 6(d) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 6(d), any person who controls a party to this Agreement within the meaning of Section 15 of the Act or Section 20 of the Exchange Act will have the same rights to contribution as that party, and each director, officer, agent or employee of the Company will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of any threatened claim or the commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

     (e) The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters, (ii) acceptance of any of the Shares and payment therefor or (iii) any termination of this Agreement.

                  7.  Termination.
                      -----------

     The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of you or any group of Underwriters (which may include you) which has agreed to purchase in the aggregate at least 50% of the Firm Shares, if, (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement and Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition, shareholders equity or results of operation of the Company and its subsidiaries taken as a whole, which would, in your judgment or in the judgment of such group of Underwriters, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and Prospectus, or (y) there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, (ii) a suspension or material limitation in trading in the Company's securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities or acts of terrorism involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment or in the judgment of such group of Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and Prospectus; or (z) there shall have occurred any downgrading, or any notice shall have been given of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or any subsidiary by any "nationally recognized statistical rating organization", as that term is defined in Rule 436(g)(2) of the Rules and Regulations.

                  8.  Substitution of Underwriters.
                      ----------------------------

     If any one or more of the Underwriters shall fail or refuse to purchase any of the Firm Shares which it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Firm Shares, the other Underwriters shall be obligated, severally, to purchase the Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase, in the proportions which the number of Firm Shares which they have respectively agreed to purchase pursuant to Section 1 bears to the aggregate number of Firm Shares which all such non-defaulting Underwriters have so agreed to purchase, or in such other proportions as the Representatives may specify; provided that in no event shall the maximum number of Firm Shares which any Underwriter has become obligated to purchase pursuant to Section 1 be increased pursuant to this
Section 8 by more than one-ninth of the number of Firm Shares agreed to be purchased by such Underwriter without the prior written consent of such Underwriter. If any Underwriter or Underwriters shall fail or refuse to purchase any Firm Shares and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase exceeds one-tenth of the aggregate number of the Firm Shares and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company for the purchase or sale of any Shares under this Agreement. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken pursuant to this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                  9.  Miscellaneous.
                      -------------

     Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, 1426 Main Street, Columbia, South Carolina 29201, Attention: Corporate Secretary, or (b) if to the Underwriters, to the Representatives at their addresses set forth on page 1 of this Agreement. Any such notice shall be effective only upon receipt. Any notice under Section 7 or 8 may be made by telex or telephone, but if so made shall be subsequently confirmed in writing.

         This Agreement has been and is made solely for the benefit of the several Underwriters and the Company and of the controlling persons, directors and officers referred to in Section 6, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser, as such purchaser, of Shares from any of the several Underwriters.

         Any action required or permitted to be taken by the Representatives under this Agreement may be taken by them jointly or by UBS Warburg LLC.

         UBS Warburg LLC is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS Warburg LLC. Because UBS Warburg LLC is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS Warburg LLC are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency. A lending affiliate of UBS Warburg LLC may have lending relationships with issuers of securities underwritten or privately placed by UBS Warburg LLC. To the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by UBS Warburg LLC will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of UBS Warburg LLC.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Except as set forth below, no claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any claim arising out of or in any way relating to this Agreement is brought by any third party against UBS Warburg LLC or any indemnified party. Each of UBS Warburg LLC and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of all indemnified parties and its and their stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

         This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

         In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         The Company and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

         Please confirm that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.

                             Very truly yours,

                             SCANA CORPORATION



                             By: ______________________________________
                             Title:  ____________________________________




Confirmed as of the date first above mentioned:

UBS WARBURG LLC


Acting on behalf of itself and as the Representative of the other several Underwriters.

By: ____________________________

Title: ___________________________

BANC OF AMERICA SECURITIES LLC


Acting on behalf of itself and as the Representative of the other several Underwriters.

By: ____________________________

Title: ___________________________

                                   SCHEDULE I



                        Underwriter              Number of Firm Shares
                                                    Of Common Stock
                                                    to be Purchased

Banc of America Securities LLC
UBS Warburg LLC
Credit Suisse First Boston Corporation
Merrill Lynch, Pierce, Fenner & Smith
                   Incorporated
Wachovia Securities, Inc.

                         TOTAL                      _______________

                                                            EXHIBIT A

                                SCANA CORPORATION
                              ---------------------

                          PRICE DETERMINATION AGREEMENT

                                                              October __, 2002




Banc of America Securities LLC
UBS Warburg LLC
  as Representatives for the Several
  Underwriters Named in Schedule I to the Underwriting Agreement

c/o Banc of America Securities LLC
600 Montgomery Street - Equity Capital Markets
San Francisco, California  94111

c/o UBS Warburg LLC
299 Park Avenue
New York, New York 10171-0026

Ladies and Gentlemen:

                  Reference is made to the Underwriting Agreement, dated October __, 2002 (the "Underwriting Agreement"), among SCANA Corporation, a South Carolina corporation (the "Company"), and the several Underwriters named in
Schedule I thereto or hereto (the "Underwriters"), for whom you are acting as representatives (collectively, the "Representatives"). The Underwriting Agreement provides for the purchase by the Underwriters from the Company, subject to the terms and conditions set forth therein, of an aggregate of 5,250,000 shares (the "Firm Shares") of the Company's common stock, no par value per share. This Agreement is the Price Determination Agreement referred to in the Underwriting Agreement.

     Pursuant to Section 1 of the Underwriting Agreement, the undersigned agree with the Representatives as follows:

     I. The initial public offering price per share for the Firm Shares shall be $_______.

     II. The purchase price per share for the Firm Shares to be paid by the several Underwriters shall be $_______ representing an amount equal to the initial public offering price set forth above, less $______ per share.

     The Company represents and warrants to each of the Underwriters that the representations and warranties of the Company set forth in Section 3 of the Underwriting Agreement are accurate in all material respects as though expressly made at and as of the date hereof.

     As contemplated by the Underwriting Agreement, attached as Schedule I is a completed list of the several Underwriters, which shall be a part of this Agreement and the Underwriting Agreement.

     This Agreement shall be governed by the law of the State of New York.

                  If the foregoing is in accordance with your understanding of the agreement among the Underwriters and the Company, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts and together with the Underwriting Agreement shall be a binding agreement among the Underwriters and the Company in accordance with its terms and the terms of the Underwriting Agreement.

                             Very truly yours,

                             SCANA CORPORATION


                          By:_________________________
                         Title: _______________________



Confirmed as of the date first above mentioned:

UBS WARBURG LLC


Acting on behalf of itself and as the Representative of the other several Underwriters.

By: ____________________________

Title: ___________________________



BANC OF AMERICA SECURITIES LLC


Acting on behalf of itself and as the Representative of the other several Underwriters.

By: ____________________________

Title: ___________________________